Exhibit 99.1

INmune Bio, Inc. Announces First Quarter 2020 Results and Provides Business Update

The company will host an earnings call: Today, May 14 at 4:30 PM ET

LA JOLLA, Calif., May 13, 2020 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), an immunology company developing treatments that harness the patient’s innate immune system to fight disease today reported its financial results for the first quarter ended March 31, 2020 and is providing a business update. INmune Bio will hold a conference call today at 4:30 PM Eastern Time. To participate in the call, please dial 201-389-0923 five minutes before the schedule time.

The company will review the progress on its clinical programs in areas including Alzheimer’s disease and its recently announced effort in combating complications of COVID-19.  The company will also provide guidance for development efforts over the next two quarters based on the ongoing pandemic.

“Since our last earning report, we have been working to put our COVID-19 trial in place,” said RJ Tesi MD, Chief Executive Officer of INmune Bio. “Additionally, our Alzheimer’s disease program continues to move forward in Australia.  We are comfortable with our goal to have data from the Alzheimer’s program in October if not sooner.”

Q1 2020 and Recent Corporate Highlights on the DN-TNF Platform and NK Priming Platform:

DN-TNF Platform Highlights:

  Announced combination therapy of Lapatinib with INB03 will be used in the planned Phase II INB03 program in women with brain metastasis from HER2+ breast cancer.
  Announced initiation of clinical program targeting soluble TNF (Quellor™), one of the key components of the cytokine storm, using its TNF Inhibitor (DN-TNF) Platform to prevent complications of COVID-19 infection.
  Expects to submit IND for Quellor™ in May 2020.
  Frontiers in Oncology published an invited review highlighting soluble TNF's impact on breast cancer.
  Awarded a $500,000 grant from The ALS Association to complete IND enabling pre-clinical studies with XPro1595 as a therapy for ALS.
  Enrollment continues in the XPro1595 Phase 1 study to evaluate neuroinflammation in patients with Alzheimer’s disease and is on track to report data in October if not earlier.

NK Priming Platform Highlights:

  Announced allowance of U.S. Patent covering method for treating cancer by in vivo priming of natural killer cells.
  Received notice of allowance in counterpart patent in Australia covering method for treating cancer by in vivo priming of natural killer cells.

“First quarter and year to date, has been a period of considerable progress,” stated RJ Tesi, M.D., Chief Executive Officer of INmune Bio. “Our Alzheimer’s trial continues to enroll and we expect to have data in October if not earlier.  We received funding to perform pre-clinical proof-of-concept studies in ALS, announced a plan to initiate a multinational clinical program to determine if our DN-TNF platform will help prevent complications of cytokine storm caused by COVID-19 that will enroll patients in the US and Australia and we solidified our unique approach to the treatment of trastuzumab resistant HER2+ breast cancer.  Additionally, we received a patent allowance for our NK Priming Platform, and we were published in a Frontiers in Oncology invited review, underscoring sTNF's effect on breast cancer. In summary, we continue to increase the value of our two platform technologies, with an ever-widening range of applications to advance the breadth and depth of our clinical programs.”

Upcoming Milestones:

  Report results of Phase 1 XPro1595 in Alzheimer’s Disease, expected to complete 2H 2020.
  Submit IND for Quellor™ for the prevention of complications of COVID-19 infection, expected in May 2020.
  Enroll first patient in Phase II Quellor program, targeting COVID-19 patients with complications from COVID19 as soon as possible.

The following milestone timelines have been updated due to the ongoing COVID-19 pandemic.

  Enroll first patient in Phase II INB03™ program, targeting trastuzumab resistant HER2+ breast cancer using INB03™ as part of combination therapy, expected mid-2021.
  Enroll first patient in Phase II LIVNate™ for NASH, expected mid-2021.
  Enroll first patient in Phase I INKmune™ in High Risk MDS cancer, expected 2H20.
  Enroll first patient in Phase I INKmune™ in Ovarian cancer, expected mid-2021.

Financial Results for the First Quarter Ended March 31, 2020:

Net loss attributable to common stockholders for the first quarter ended March 31, 2020 was $2.1 million, compared to $1.9 million for the quarter ended March 31, 2019.

Research and development expense totaled approximately $0.8 million for the first quarter ended March 31, 2020, compared with approximately $0.6 million for the quarter ended March 31, 2019.

General and administrative expense was approximately $1.3 million in each of the quarters ended March 31, 2020 and March 31, 2019.

As of March 31, 2020, the Company had cash and cash equivalents of approximately $5.9 million with no debt.

As of May 14, 2020, the Company had approximately 10.8 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: May 14, 2020
Time: 4:30 PM Eastern Time
Participant: 201-389-0923

About XPro1595

XPro1595 is a next-generation inhibitor of tumor necrosis factor (TNF) that acts differently than currently existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About XPro1595 Clinical Trial

XPro1595 is currently being evaluated in Phase Ib clinical trial in Alzheimer’s disease patients who have biomarkers of neuroinflammation to determine if neutralizing soluble TNF can decrease those biomarkers of neuroinflammation.

Adults (>18 years old) diagnosed with probable Alzheimer’s disease defined by the National Institute of Neurological and Communicative Disorders and Stroke-Alzheimer's Disease and Related Disorders Association criteria, confirmed with inflammatory biomarkers are being enrolled in this multicenter, Phase Ib open-label study. The study will follow patients during a twelve-week period to determine the safety and the ability of XPro1595 to reduce neuroinflammation using a combination of biomarkers of inflammation. The study will examine inflammatory and disease-related biomarkers before treatment, at the halfway point, and at the end. Cognitive and neuropsychiatric symptoms will be also be measured during the trial. The study will identify the dose of XPro1595 to be used in a larger Phase II disease modification study.

Clinical sites are located in Australia and include KaRa MINDS in New South Wales, Central Adelaide Local Health Network in South Australia, Austin Health and Alfred Health in Victoria, and The Australian Alzheimer's Research Foundation in Western Australia.

For additional clinical trial details, please refer to https://clinicaltrials.gov/ct2/show/NCT03943264?term=Xpro1595&rank=1

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Information about Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, Quellor™, XPro1595, LIVNate™, and INKmune are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
James Carbonara (646) 755-7412
James@haydenir.com

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,930,536	$6,995,525
Research and development tax credit receivable	713,120	568,139
Other tax receivable	71,202	77,225
Prepaid expenses	266,441	97,623
Prepaid expenses – related party	-	26,266

TOTAL CURRENT ASSETS	6,981,299	7,764,778

Operating lease – right of use asset – related party	182,680	191,543
Acquired in-process research and development intangible assets	16,514,000	16,514,000

TOTAL ASSETS	$23,677,979	$24,470,321

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$695,654	$401,989
Accounts payable and accrued liabilities – related parties	102,885	290,102
Deferred grant	300,000	-
Operating lease, current liability – related party	18,353	8,288
TOTAL CURRENT LIABILITIES	1,116,892	700,379

Long-term operating lease liability – related party	154,343	160,164
TOTAL LIABILITIES	1,271,235	860,543

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 10,746,948 and 10,770,948 shares issued and outstanding, respectively	10,747	10,771
Additional paid-in capital	45,721,837	44,833,703
Common stock issuable	50,000	50,000
Accumulated other comprehensive loss	(29,252)	(8,515)
Accumulated deficit	(23,346,588)	(21,276,181)
TOTAL STOCKHOLDERS' EQUITY	22,406,744	23,609,778

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,677,979	$24,470,321

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three months ended March 31,
	2020	2019

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	1,299,474	1,298,379
Research and development	792,787	612,708
Total operating expenses	2,092,261	1,911,087

LOSS FROM OPERATIONS	(2,092,261)	(1,911,087)

OTHER INCOME
Interest income	21,854	10,042
Total other income	21,854	10,042

NET LOSS	$(2,070,407)	$(1,901,045)

Net loss per common share – basic and diluted	$(0.19)	$(0.20)

Weighted average number of common shares outstanding – basic and diluted	10,747,300	9,388,645

COMPREHENSIVE LOSS
Net loss	$(2,070,407)	$(1,901,045)
Other comprehensive loss – loss on foreign currency translation	(20,737)	(722)
Total comprehensive loss	$(2,091,144)	$(1,901,767)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,070,407)	$(1,901,045)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	681,705	974,699
Changes in operating assets and liabilities:
Research and development tax credit receivable	(144,981)	(13,516)
Other tax receivable	6,023	(128,176)
Joint development cost receivable	-	(16,536)
Prepaid expenses	(168,818)	(179,209)
Prepaid expenses – related party	26,266	(81,013)
Accounts payable and accrued liabilities	293,665	(173,975)
Accounts payable and accrued liabilities – related parties	28,544	(168,931)
Deferred grant	300,000	300,000
Operating lease liability – related party	13,107	-
Net cash used in operating activities	(1,034,896)	(1,387,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	1,002,644	7,251,142
Purchase of common stock	(1,012,000)	-
Net cash (used in) provided by financing activities	(9,356)	7,251,142

Impact on cash from foreign currency translation	(20,737)	(722)

NET (DECREASE) INCREASE IN CASH	(1,064,989)	5,862,718

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,995,525	186,204

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,930,536	$6,048,922

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital contribution	$215,761	$-
Issuance of warrants to placement agents	$-	$247,452